Exhibit 10.1

BUILDING LOAN AGREEMENT

by and between

MAPINFO REALTY, LLC

as Borrower,

and

CHARTER ONE BANK, F.S.B.,

as Lender

$14,070,000 Construction Mortgage Loan to Mapinfo Realty, LLC

for construction of a four-story office building located at Lot 21B Global View at

The RPI Tech Park, Town of North Greenbush, County of Rensselaer, New York

December 1, 2001

TABLE OF CONTENTS

ARTICLE I - INCORPORATION AND DEFINITIONS 1

ARTICLE II - REPRESENTATIONS AND WARRANTIES 6

2.1 Representations and Warranties 6

2.2 Continuation of Representations and Warranties 8

ARTICLE III - THE LOAN 8

3.1 Agreement to Borrow and Lend 8

3.2 The Note 8

ARTICLE IV - LOAN DOCUMENTS 9

ARTICLE V - CONDITIONS TO LOAN CLOSING 10

5.1 Conditions to Loan Closing 10

ARTICLE VI - ADVANCES 16

6.1 Loan Advances 16

6.2 Requests for Loan Advances 17

6.3 Loan Opening and Initial Advance 17

6.4 Construction Advances 18

6.5 Conditions to All Advances 18

6.6 Final Advance 19

6.7 Documents Required for Final Advance 19

6.8 Foundations for Project 21

6.9 Payments Directly to Contractors 21

6.10 Amount of Advances 21

6.11 Retainage 22

6.12 Stored Materials 22

6.13 Sufficiency of Loan to Complete Construction 22

6.14 Provisions Applicable to All Advances 23

ARTICLE VII - FURTHER COVENANTS OF BORROWER 23

7.1 Lien Law Covenants 23

7.2 Construction of Project 24

7.3 Changes in Plans and Specifications, Contracts and Extras 24

7.4 Inspection by Lender 24

7.5 Mechanics' Liens 25

7.6 Settlement of Mechanics' Lien Claims 25

7.7 Sign and Publicity 25

7.8 Renewal of Insurance 25

7.9 Proceedings to Enjoin or Prevent Construction 26

7.10 Lender's Action for Its Own Protection Only 26

7.11 Furnishing Information 26

7.12 Documents of Further Assurance 28

7.13 Furnishing Reports 28

7.14 Operation of Project 28

7.15 Management, Agents' and Brokers' Contracts 28

7.16 Furnishing Notices 28

7.17 Correction of Defects 28

7.18 No Additional Debt; No Assignment 29

7.19 Indemnification 29

7.20 Prohibition Against Cash Distributions and Application of Net Cash

Flow to Other Expenditures 29

7.21 Insurance Reporting Requirements 29

7.22 Compliance With Laws 29

7.23 Alterations 29

7.24 Lost Note 29

7.25 Hazardous Materials 30

7.26 Asbestos 30

ARTICLE VIII - CASUALTIES AND CONDEMNATION 30

8.1 Notice 30

8.2 Application of Insurance Proceeds and Condemnation Awards 31

ARTICLE IX - ASSIGNMENTS, SALE AND ENCUMBRANCES 32

9.1 Lender's Right to Assign 32

9.2 Prohibition of Assignments and Encumbrances by Borrower 33

ARTICLE X - DEFAULTS BY BORROWER 33

ARTICLE XI - LENDER'S REMEDIES UPON DEFAULT 35

11.1 Remedies Conferred Upon Lender 35

11.2 Right of Lender to Make Advances to Cure Defaults 36

11.3 Attorneys' Fees 36

11.4 No Waiver 36

11.5 Availability of Remedies 36

ARTICLE XII - LEASES 37

12.1 Warranties Regarding Leases 37

12.2 Agreements Regarding Leases 37

ARTICLE XIII - MISCELLANEOUS 38

13.1 Time Is of the Essence 38

13.2 Prior Agreements 38

13.3 Disclaimer by Lender 38

13.4 Indemnification 38

13.5 Captions 39

13.6 Inconsistent Terms and Partial Invalidity 39

13.7 Gender and Number 39

13.8 Definitions Included in Amendments 39

13.9 WAIVER OF JURY TRIAL 39

13.10 Notices 39

13.11 Governing Law 40

SCHEDULE B - REQUEST FOR ADVANCE 43

SCHEDULE C - SECTION 22 LIEN LAW AFFIDAVIT 44

BUILDING LOAN AGREEMENT

THIS BUILDING LOAN AGREEMENT (the "Agreement"), is made and entered into as of the 1st day of December, 2001, by and between MAPINFO REALTY, LLC, a New York limited liability company, having an address c/o Mapinfo Corporation, One Global View, The RPI Tech Park, Troy, New York 12180 (the "Borrower") and CHARTER ONE BANK, F.S.B., a federally chartered savings bank having an office at 1215 Superior Avenue, Cleveland, Ohio 44114 (the "Lender").

RECITALS

WHEREAS, Borrower owns (a) a subleasehold interest in certain approximate 16.19 acre parcel of real property located at Lot 21B Global View at The RPI Tech Park, Town of North Greenbush, County of Rensselaer, New York, as more particularly described on Schedule A attached hereto (the "Land," which term shall include such present improvements and all rights, privileges, easements, hereditaments and appurtenances relating or appertaining thereunto);

WHEREAS, Borrower proposes to make certain improvements to the buildings and/or site and infrastructure improvements (the "Project");

WHEREAS, Borrower has applied to Lender for a mortgage loan for the purpose of such construction, and Lender is willing to make the loan upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein contained, the sufficiency of which is hereby acknowledged, the parties hereto represent and agree as follows:

ARTICLE I

INCORPORATION AND DEFINITIONS

The foregoing recitals and all exhibits hereto are made a part of this Agreement. The following terms shall have the following meanings in this Agreement:

Advance: An advance of Loan Proceeds by Lender as contemplated by Article VI below.

Agency: means the Rensselaer County Industrial Development Agency, its successors and/or assigns.

Architect: Such architect or architects as may be engaged by the Borrower from time to time with the Lender's written approval.

Architect's Agreement: An agreement between the Borrower and the Architect providing for consulting architectural services in connection with the construction and equipping of the Improvements, as the same may be amended, modified or supplemented from time to time with the Lender's prior written approval.

Architect's Letter: A continuation letter or undertaking signed by the Architect in form and substance satisfactory to the Lender.

Assignment of Leases: The Assignment of Leases and Rents by the Borrower to the Lender, of even date herewith, of all present and future leases affecting the Land and the Improvements.

Awards: As defined in Section 8.2.

Borrower: Mapinfo Realty, LLC, a New York limited liability company.

Casualty: As defined in Section 8.2.

Commencement Date: The date upon which construction of the Improvements commences.

Commitment: The letter dated November 6, 2001, from Lender to Borrower and accepted by Borrower.

Completion: The occurrence of all of the following events: (a) the completion in accordance with the Plans and Specifications and the Project Budget, or Construction Contract, if Lender does not require a Project Budget, and in compliance with all legal requirements and this Agreement, of construction of the Improvements and the acceptance thereof by Borrower; (b) the delivery to Lender of a certificate of substantial completion on the applicable AIA form, executed by the Architect, or on such other form as Lender in its sole discretion shall require with respect to the Improvements; (c) at Lender's option, the delivery to Lender of a certificate from the Lender's Inspecting Agent to the effect that all of the work required to be performed to complete the Improvements has been performed substantially in accordance with the Plans and Specifications and the Project Budget and in compliance with all legal requirements; (d) receipt by the Lender of evidence of the approval by all Governmental Authorities of the Improvements to the extent that such approval is a condition to the lawful use and occupancy of the area affected by such Improvements, including without limitation, a permanent certificate of occupancy therefor; (e) the delivery to Lender of such instruments as may be required to cause all liens of record and claims of mechanics and materialmen to be discharged, waived, bonded or insured against by the Title Company (as hereinafter defined); (f) the delivery to the Lender of as-built Plans and an as-built Survey showing the Improvements in place and within the boundaries of all property lines and setback distance requirements, and otherwise complying with the requirements described in Section 5.1 hereof; and (g) a Title Continuation and final endorsement to the Title Policy.

Construction Advances: As defined in Section 6.1(a).

Construction Contract(s): Any contract between the Borrower and Contractor (and any other contractors) for construction of all, or a portion of, the Project, or the same may be supplemented, amended or modified from time to time to with the Lender's prior written approval.

Construction Schedule: A schedule of construction of the Project showing approximate start and finish dates of all major stages of the Project, as the same may be supplemented, amended or modified from time to time to with the Lender's prior written approval. The Construction Schedule shall provide that construction of the Project shall commence no later than twelve (12) months after Loan Closing.

Contractor: Such contractors as may enter into agreements with the Borrower with respect to the construction and equipping of the Improvements, with the Lender's prior written approval.

Contractor's Letter: The continuation letter or undertaking signed by the Contractor in form and substance satisfactory to the Lender.

Cost of Improvement: "Cost of Improvement" as defined in paragraph 5 of Section 2 of Article 1 of the Lien Law of the State of New York, as such definition applies to the Improvements being constructed and equipped pursuant to this Agreement.

Default: One or more of the events or occurrences set forth in Article X below.

Default Interest Rate or Default Rate: As defined in the Note.

Deficiency Deposit: As defined in Section 6.13.

Foundation Work: As defined in Section 6.8(a).

Governmental Authority: Any court, agency, authority, board (including without limitation environmental protection, planning and zoning), bureau, commission, department, office or instrumentality of any nature whatsoever of any government or quasi-governmental unit, whether Federal, state, county, district, municipality, city, political subdivision or otherwise, whether now or hereafter in existence, or any officer or official of any thereof, having jurisdiction over Borrower, the Property or the construction of any Improvements.

Guarantor: Mapinfo Corporation

Hard Costs: Costs incurred by Borrower for materials and labor in connection with construction of the Improvements which are shown as "Hard Costs" on the Project Budget approved by Lender.

Hazardous Materials: As defined in the Mortgage.

Improvements: All buildings, structures and other improvements, including all common areas, to be located on the Land in accordance with the Plans and Specifications and all fixtures and equipment required for the operation thereof.

Initial Advance: As defined in Section 6.1(a).

Inspecting Agent: Any and all persons or entities from time to time designated by Lender as Lender's agent to inspect the Project.

Interest Reserve: A $700,000.00 reserve to be included in the Project Budget by Borrower, which will be funded out of the Loan Proceeds and which will be maintained in an amount which will cover debt service under the Loan until October 1, 2003.

Leases: As defined in Section 12.1.

Lender's Estimate of Cost: As defined in Section 6.13.

Loan: The loan or loans to be made pursuant to this Agreement.

Loan Amount: Fourteen Million Seventy Thousand Dollars U.S. ($14,070,000).

Loan Closing: December 21, 2001.

Loan Documents: This Agreement, the documents specified in Article IV hereof, and any other instruments evidencing or securing the obligations of Borrower under the Note or any of the other Loan Documents.

Loan Expenses: As defined in Section 6.1(b).

Loan Opening: The First Advance of the Loan.

Loan Proceeds: All amounts advanced as part of the Loan, whether advanced directly to Borrower or other parties.

Major Subcontractor: means a contract of $100,000 or more between a Contractor and a subcontractor relating to services or materials to be given with respect to the Project.

Mortgage: As defined in Article IV.

Note: As defined in Section 3.2.

Permits: As defined in Section 5.1(d)(ii).

Permitted Exceptions: As defined in the Mortgage.

Plans and Specifications: Those plans and specifications for the Project, as such plans and specifications may be amended from time to time (but only with the prior written approval of Lender or otherwise in accordance with this Agreement), including any working or shop drawings made in furtherance of the plans and specifications.

Proceeds: As defined in Section 8.2.

Project: The Land, together with the Improvements.

Project Budget: The budget detailing the direct and indirect costs for construction of the Project, furnished by Borrower to Lender, containing such detail and supporting materials as may be required by the Lender, and separately listing the Hard Costs and the Soft Costs, including an Interest Reserve for projected interest costs. An adequate contingency shall be provided for both Hard Costs and Soft Costs.

Prohibited Transfer: As defined in Section 9.2 below.

Request for Advance: As defined in Article VI hereof.

Retainage: As defined in Section 6.11.

Soft Costs: Costs, other than Hard Costs in connection with Construction of the Improvements, which are shown as "Soft Costs" on the Project Budget approved by Lender.

Soil Report: As defined in Section 5.1(g).

Survey: As defined in Section 5.2(b).

Taking: As defined in Section 8.2.

Title Commitment: As defined in Section 5.1(a).

Title Company: Sneeringer Monahan Provost Redgrave Title Agency, Inc.

Title Continuation: An endorsement to the Title Policy indicating that since the date of the preceding Advance there have been no changes in the state of title and no intervening liens or encumbrances with respect to the Mortgaged Property not approved by Lender, including, without limitation, affirmative insurance coverage against the priority of liens for mechanics or materialmen over the lien of the Mortgage and insuring the Loan in the amount of all Advances made through the date of the applicable Title Continuation.

Title Policy: As defined in Section 5.1.

Transferee: As defined in Section 9.2.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties. To induce Lender to execute and perform this Agreement, Borrower hereby represents and warrants to Lender, and to the extent specified, also covenants to Lender as follows:

(a) At the Loan Closing and at all times thereafter until the Loan is paid in full, the Borrower will have good and marketable indefeasible leasehold title to the Land, subject only to the Permitted Exceptions.

(b) Each of the Loan Documents, when executed and delivered, will constitute the duly authorized, legal, valid and binding obligations of each party executing the same, and will be enforceable strictly in accordance with their respective terms.

(c) No condition, circumstance, event, agreement, document, instrument, restriction, or pending or threatened litigation or proceeding exists that could adversely affect the validity or priority of the liens and security interests granted to Lender under the Loan Documents, that could adversely affect the ability of Borrower to own the Land and to complete the Project, that could adversely affect the ability of Borrower or Guarantor to perform its or their respective obligations under the Loan Documents, that would constitute a default in the obligations of the Borrower or Guarantor under any of the Loan Documents or that would constitute such a default with the giving of notice or lapse of time or both.

(d) The Land, the present use and occupancy of the Land, the Plans and Specifications, the construction of the Project and the use and occupancy of the Project upon Completion, will not violate or conflict with any applicable law, statute, ordinance, rule, regulation or order of any kind, including, without limitation, zoning, building, environmental, land use, noise abatement, occupational health and safety or other laws, any building permit or any agreement, condition, grant, easement, covenant, condition or restriction, whether recorded or not.

(e) All financial statements submitted by Borrower or the Guarantor to Lender in connection with the Loan are true and correct in all respects, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the respective financial conditions and results of operations of the entity and persons which are their subject as of the respective dates thereof. No adverse change has occurred in the financial conditions reflected therein since the respective dates thereof and no additional borrowings have been made by Borrower or Guarantor since the date thereof other than the Loan contemplated hereby.

(f) This Agreement and all financial statements, budgets, schedules, opinions, certificates, confirmations, applications, rent rolls, affidavits, agreements, Construction Contracts, and other materials submitted to the Lender in connection with or in furtherance of this Agreement by or on behalf of the Borrower, fully and fairly state the matters with which they purport to deal, do not misstate any material fact, nor, separately or in the aggregate, fail to state any material fact necessary to make the statements made not misleading.

(g) Subject only to payment of fees reflected in the Project Budget, all utility and municipal services required for the construction, occupancy and operation of the Project, including, but not limited to, water supply, storm and sanitary sewage disposal system, gas, electric and telephone facilities are available for use and tap-in at the boundaries of the Land, and written permission has been obtained from the applicable utility companies or municipalities to connect the Project into each of such services and to thereafter provide the Project with such services to the extent necessary for operation of the Project.

(h) All permits and licenses required by applicable law to construct, occupy and operate the Project have been issued and are in full force or, if the present stage of preparation of Plans and Specifications, or the stage of Construction of the Project, does not allow such issuance, then such permits and licenses will be issued if and when the Project is constructed pursuant to the Plans and Specifications.

(i) The storm and sanitary sewage disposal system, water system and all mechanical systems of the Land and the Project do (or when constructed will) comply with all applicable environmental, pollution control and ecological laws, ordinances, rules and regulations. The applicable Governmental Authorities having jurisdiction of the Land have issued their permits for the construction, tap-in and operation of those systems.

(j) All utility, parking, vehicular access (including curb cuts and highway access), construction, recreational and other permits and easements required for the construction, use and operation of the Project have been granted and issued, to the extent necessary or required for the then-current stage of construction, operation and use of the Project.

(k) When completed in accordance with the Plans and Specifications, the Project will not encroach upon any building line, set back line, side yard line, or any recorded or visible easement, or other easement of which Borrower is aware or has reason to believe may exist, affecting the Land.

(l) The Plans and Specifications are complete in all respects, containing all detail requisite for the Project which, when built and equipped in accordance therewith, shall be ready for the intended use thereof.

(m) All roads necessary for ingress and egress to the Project and for the full utilization of the Improvements for their intended purposes have either been completed pursuant to easements approved by the Lender or the necessary rights-of-way thereof have been dedicated to public use and accepted by the appropriate Governmental Authority and if not completed, all necessary steps have been taken by the Borrower and all necessary Governmental Authorities to assure the complete construction and installation thereof to the satisfaction of the Lender.

(n) (i) No condemnation of any portion of the Project and (ii) no denial of access to the Project from any point of access to the Project, has commenced, or to the best of Borrower's knowledge, is contemplated by any Governmental Authority.

(o) The Project Budget is true and correct and the amounts set forth in the Project Budget present a full and complete representation of all costs, expenses and fees that Borrower, after diligent inquiry and analysis by Borrower, and persons of appropriate expertise on behalf of Borrower, expect to pay or anticipate becoming obligated to pay (other than from revenue generated from the operation of the Project) to complete the construction of, and to operate, the Project.

2.2 Continuation of Representations and Warranties. The Borrower hereby covenants, warrants and agrees that the representations and warranties made in Section 2.1 hereof shall be and shall remain true and correct at the time of the Loan Closing and at all times thereafter so long as any part of the Loan shall remain outstanding. Each Request for Advance shall constitute a reaffirmation that these representations and warranties are true on and as of the date of such Request for Advance and will be true on the date of the Advance.

ARTICLE III

THE LOAN

3.1 Agreement to Borrow and Lend. Borrower agrees to borrow from Lender, and Lender agrees to lend to Borrower such amounts as shall be requested by the Borrower, but in no event exceeding the Loan Amount, on the terms of and subject to the conditions of this Agreement. The Borrower shall use the proceeds of the Loan (including, without limitation, the Retainage) solely to pay for (a) the Costs of Improvement pursuant to the Project Budget and (b) such other purposes as the Lender and the Borrower agree to in writing and/or Lender shall approve in writing, all of such amounts to be advanced from time to time pursuant to Requests for Advances hereunder.

3.2 The Note. The Loan shall be evidenced by a promissory note (the "Note"), executed by Borrower and payable to the order of Lender, in the amount of up to $14,070,000. The Note also includes monies advanced towards acquisition of the Land. Interest, maturity, terms of payment of principal and interest, prepayment premiums, and all other similar terms and conditions of the Loan shall be as set forth in the Note.

ARTICLE IV

LOAN DOCUMENTS

Borrower agrees to execute and deliver to Lender, on or prior to the Loan Opening, the following documents, all of which must be satisfactory to Lender and Lender's counsel in form, substance and execution:

(a) The Note.

(b) A mortgage and security agreement (the "Mortgage"), duly executed by the Borrower and Agency, and granting a valid and subsisting first mortgage lien on Agency's and Borrower's interest in the Land, an approximate 150,000 square foot, four-story office building to be constructed on an approximate 16.192 acre parcel of Land located at 21B Global View, The RPI Tech Park, Town of North Greenbush, County of Rensselaer, New York, and together with all improvements now thereon or to be constructed thereon and easements and rights of way appurtenant thereto, and a first priority security interest in the personal property and fixtures securing all obligations of the Borrower under all of the Loan Documents, subject only to the Permitted Exceptions.

(c) An assignment to Lender from Borrower and Agency of the rents, leases, security and other deposits, income, issues, proceeds and profits associated with or arising from the Project or any part thereof, and which assignment is prior to all other such assignments and valid as such against all creditors of Borrower and Agency.

(d) A security agreement, securing the obligations of Borrower under all of the Loan Documents, granting Lender a security interest in all construction materials, fixtures, furniture, furnishings, equipment and any other personal property now or hereafter owned by Borrower and located in or used in connection with the construction or operation of the Project, which security agreement may be combined with the Mortgage, and which security agreement is prior to all such security agreements and valid as such against all creditors of Borrower.

(e) Uniform Commercial Code financing statements, executed by Borrower and the IDA as debtor with respect to the Mortgage and the security agreement described in clauses (b) and (d) hereof, and which financing statements are prior to all other such financing statements and valid as such against all creditors of Borrower.

(f) An assignment to Lender of all of Borrower's rights, title and interest in and to (i) the Construction Contracts, (ii) all assignable approvals issued by Governmental Authorities from time to time in connection with construction or operation of the Project, and (iii) all trademarks, trade names, logos, and all other materials used to identify or advertise the Project, and which assignment is prior to all other such assignments and valid as such against all creditors of Borrower. Notwithstanding anything herein to the contrary, no Construction Contracts shall be entered into without the prior written consent of Lender.

(g) An assignment to Lender of (i) the Plans and Specifications, (ii) the Architect's Agreement, and (iii) any and all tests, studies, results and reports performed or prepared in contemplation of the aforesaid construction, and which assignment is prior to all other such assignments and valid as such against all creditors of Borrower.

(h) To the extent required by the Lender, an assignment to Lender of all rights of Borrower in any contract for management of the Project or any portion thereof, together with assignments of such maintenance and service contracts entered into in connection with the operation of the Project as Lender may require, and which assignment is prior to all other such assignments and valid as such against all creditors of Borrower.

(i) To the extent required by Lender, consents to the foregoing assignments by (i) the other parties to the leases, licenses, contracts and agreements being assigned and (ii) any guarantors of the performance of the obligations of such other parties under such leases, licenses, contracts and agreements, together with the confirmation by such other parties and guarantors that they will continue to perform and guaranty performance of such leases, licenses, contracts and agreements, as the case may be, after enforcement of and realization on such assignment by Lender.

(j) An indemnity agreement from Borrower and Guarantor in favor of Lender with respect to Hazardous Materials, among other things, and compliance with all applicable laws.

(k) A guaranty of payment and a guaranty of completion from the Guarantor in favor of the Lender.

(l) An absolute assignment of the Borrower's right, title and interest in and to a lease agreement, containing inter alia an option to purchase, for the property located at Lot 21A Global View, The Rensselaer Tech Park, Town of North Greenbush, County of Rensselaer, State of New York (21A Lease Agreement).

(m) Execution and delivery by the Guarantor of a pledge agreement concerning the pledge of $1,803,360 as and for additional security for the Loan in form and substance acceptable to the Lender.

(n) Such other agreements and documents as may be required by this Agreement or as Lender may reasonably require.

ARTICLE V

CONDITIONS TO LOAN CLOSING

5.1 Conditions to Loan Closing. Borrower shall furnish the following to Lender at least five (5) business days prior to the Loan Closing, or, at Lender's election, prior to the time any Advance is made hereunder or at such time as is set forth below, all of which must be satisfactory to Lender and Lender's counsel in form, content and execution:

(a) Title Policy. A commitment (the "Title Commitment") for issuance of an ALTA Loan Policy of Title Insurance (the "Title Policy"), issued by the Title Company to Lender, in the amount of $14,070,000 insuring the Mortgage to be a valid first leasehold mortgage lien upon the interest of Borrower and Agency in the Land and the Project and insuring the Lender's leasehold interest in the Lease by and between Borrower and Rensselaer Polytechnic Institute, which was assigned to Lender by the Borrower concerning the property located at Lot 21A Global View, The RPI Tech Park, Town of North Greenbush, County of Rensselaer, State of New York , and a valid first lien upon any easement in favor of the Land or the Project that provides access thereto for ingress and egress and/or for utilities, with a pending disbursements clause, subject only to the Permitted Exceptions, and with all so-called "standard" exceptions deleted. The Title Commitment shall (i) affirmatively insure to the Lender that (A) no restrictions of record affecting the Land have been violated, and that such instruments contain no right of reverter or forfeiture, (B) the survey described in Section 5.1(b) is accurate and accurately depicts the same real estate as is covered by the Title Commitment, and (C) Lender is the holder of the Mortgage and that the Mortgage is the first lien against the Project; (ii) insure contiguity of the Land with, or access to, adjoining public rights of way; (iii) contain an ALTA Variable Rate Endorsement; and (iv) contain such other endorsements as Lender may require. If requested by Lender, appropriate provisions satisfactory to Lender for co-insurance and reinsurance, with direct access agreements acceptable in form and substance to Lender, shall also be obtained. Contemporaneously with delivery to Lender of the Title Commitment, Borrower shall also deliver to Lender copies of all documents constituting the Permitted Exceptions. Borrower agrees to deliver to the Title Company, with a copy of each to Lender, such other documents as the Title Company may require for the issuance of the Title Commitment and the issuance of draw down endorsements relating to construction advances as provided in Article VI hereof, and in accordance with all requirements of this Agreement.

(b) Survey. An instrument survey, a filed subdivision map and a site plan (collectively, the "Survey") of the Land, in duplicate, made by a registered land surveyor, dated no earlier than one (1) month prior to the first Advance, showing:

        the proposed location of the Improvements on the Land;

        the location (and libers and pages, to the extent recorded) of all visible or recorded easements (including appurtenant easements), water courses, drains, sewers, public and private roads (including the names and widths thereof and recording numbers for the dedications thereof), other rights of way, and curb cuts, if any, within, adjacent to or serving the Land and Project or to which the Land and Project are or will be subject, and the location of any such proposed easements; that the same are, and after Completion of the Project will be, unobstructed; and that all portions of the Project will have access over recorded easements to dedicated public roads;

(iii) the common street address of the Land and Project and the dimensions, boundaries and acreage or square footage of the Land and the Improvements;

(iv) that all foundations and other structures currently existing or to be constructed pursuant to the Plans and Specifications, and all other improvements on the Land, are or will be placed within the lot and building lines and in compliance with all deed restrictions, recorded plats, other restrictions of record and ordinances relating to the location thereof (and, to the extent that any such restrictions or ordinances require any structure to be set back specified distances from any line, showing such line and the measured distance of such structure, or the proposed location of said structure, from said line);

(v) that there are no encroachments on the Land from improvements located on adjoining property;

(vi) the location and course of all utility lines;

(vii) if the Land comprises more than one parcel, interior lines and other data sufficient to insure contiguity; and

(viii) such additional information that may be required by the Lender or the Title Company.

The Survey shall be made in accordance with the current Minimum Standard Detail Requirements for ALTA/ACSM Class A Land Title Surveys adopted by the American Land Title Association and shall be certified to the Lender, Title Company and Borrower.

(c) Insurance Policies.

(i) Evidence of insurance policies as set forth below, all of which must be satisfactory to Lender, in companies, forms, amounts and coverage satisfactory to Lender, containing waiver of subrogation and mortgagee clauses in favor of Lender and providing for thirty (30) days' prior written notice to Lender in advance of cancellation of such policies for non-payment of premiums or any other reason or for material modification of such policies, and ten (10) days' prior written notice to Lender in advance of payment of any insurance claims under such policies to any person.

(ii) Without limiting the generality of the foregoing, such policies shall include the following:

(A) Builder's Risk Insurance on an "all risk" basis in an amount insuring the full value of the Project, including materials in storage or other casualty, vandalism and malicious mischief coverage, bearing a replacement cost agreed amount endorsement (such Builder's Risk Insurance may be included in the coverage provided by the policy of insurance required pursuant to Section 5.1(c)(ii)(C) of this Agreement.

(B) Comprehensive general public liability, property damage and indemnity insurance, including, without limitation, water damage, so-called assumed and contractual liability coverage and claims for bodily injury, death or property damage, naming Lender as an additional insured, in a minimum amount of Two Million Dollars ($2,000,000) per person and Two Million Dollars ($2,000,000) per occurrence, or such other amounts as Lender may from time to time require, with insurance carriers having a Best's rating of "A-VIII" or better, in forms and with companies satisfactory to Lender and with a maximum deductible of Twenty-Five Thousand Dollars ($25,000). Borrower shall also carry and maintain excess of umbrella liability, naming Lender as an additional insured thereunder in a minimum amount of One Million Dollars ($1,000,000), with an insurance carrier having a Best's rating of "A-VIII" or better, in form satisfactory to Lender.

(C) Insurance against loss or damage by fire and such other hazards, casualties and contingencies (including, without limitation, so-called all risk coverages) as Lender may require, in an amount equal to 100 % of the replacement cost of the Project (exclusive of excavation, footings and foundations), with a replacement cost endorsement and in such amounts so as to avoid the operation of any coinsurance clause, for such periods and otherwise as Lender may require from time to time.

(D) Following Completion of the Project, insurance against rent loss or abatement of rent, covering payment of rent and like charges from the Land over a term of not less than twelve (12) months, in an amount at least equal to the aggregate annual base rent payable from time to time under any Leases, plus any payments of additional rent due under any of the Leases, such as real estate taxes and assessments and insurance premiums.

(E) Workers' compensation and employee liability insurance, naming Lender as additional insured, covering all employees working on or about the Project, and death, injury and/or property damage occurring on or about the Project, or resulting from activity thereat, with liability insurance limits for death of or injury to persons not less than Two Million Dollars ($2,000,000) and for damage to property of not less than Two Hundred Fifty Thousand Dollars ($250,000). Borrower shall deliver renewal certificates of all insurance required above, together with written evidence of full payment of the annual premiums therefor at least thirty (30) days prior to the expiration of the existing insurance. Any such insurance may be provided under so-called "blanket" policies, so long as the amounts and coverages thereunder will, in Lender's sole judgment, provide protection equivalent to that provided under a single policy meeting the requirements of this paragraph.

(d) Utilities; Licenses; Permits. To the extent required by Lender evidence, which shall include a certificate of the Borrower and listing (and reciting that there are so listed) all such services, permits, licenses and easements, together with copies of all Permits and all utility letters, licenses and easements, as follows:

(i) That all services and utilities such as water, gas, electricity and storm and sanitary sewers required for the construction, occupancy and operation of the Land are available for use and tap-on at the Land, subject only to payment of fees included in the Project Budget, or will be available after construction of the Project, subject only to payment of costs and fees included in the Project Budget;

(ii) That all governmental permits and licenses ("Permits"), including a building permit issued by the appropriate Governmental Authority authorizing construction of the Project in accordance with the Plans and Specifications and including tap-on permits required by applicable law to construct, occupy and operate the Project have been issued, are in full force and all fees therefor have been fully paid or, if the stage of construction of the Project does not allow such issuance, then such permits and licenses will be issued if and when the Project is constructed in accordance with the Plans and Specifications;

(iii) That the storm and sanitary sewage disposal system, and all mechanical systems serving the Project do (or when constructed will) comply with all applicable environmental, pollution control and ecological laws, ordinances, rules and regulations, and the applicable, environmental protection agency, pollution control board and/or other governmental agencies having jurisdiction of the Land have issued their permits for the construction and operation thereof; but if no storm sewer is available on the Land, Borrower shall furnish evidence that proper disposal of rain water is assured; and

(iv) That all utility, parking, access (including curb cuts and highway access), construction, recreational and other easements and permits required or, in the Lender's judgment, necessary for the construction and use of the Project have been granted or issued and are in good standing and are unencumbered.

(e) Final Plans and Specifications. The final Plans and Specifications, which shall include architectural, structural, mechanical, plumbing, electrical, paving and landscaping drawings that are identical to the documents approved by the appropriate Governmental Authorities.

(f) Construction Documents. True, correct and complete copies of the Construction Contracts and all other contracts for the complete construction of the Project, certified as such in writing by the Borrower, with assignments to the Lender.

(g) Soil Tests. To the extent required by the Lender, a soil test report or reports (the "Soil Report") prepared by a licensed soil or geological engineer satisfactory to Lender and containing boring logs for all borings and showing the locations of all borings, together with recommendations for the design of the foundations, paved areas and underground utilities for the Project, confirming that no conditions exist that could cause subsidence of any portion of the Land, or otherwise interfere with the construction, development, use or operation of the Project.

(h) Compliance with Laws. Evidence satisfactory to Lender that the Project as contemplated by the Plans and Specifications will be in compliance with all applicable laws, ordinances, orders, rules and regulations of applicable Governmental Authorities (including, without limitation, requirements for parking and operation of the Project), and that any approvals thereof required from third parties or any Governmental Authorities have been obtained or, in the case of approvals relating to the operation of the Project that cannot be obtained until Completion, evidence satisfactory to Lender that such approvals are obtainable. Such evidence shall include, to the extent applicable, copies of all letters of grant or approval of all zoning changes and other site plan approvals, all variances of zoning regulations affecting the height, bulk, location or configuration of improvements (or satisfactory opinion of counsel that the same are not required), all approvals or variances relating to parking or loading areas (both on-street and off-street), and any similar approval required from any Governmental Authority, and that the Property and the Project, as so designed in the Plans and Specifications, complies with all applicable governmental, zoning and building laws, ordinances and regulations. Upon Completion of the construction of the Project, Borrower shall furnish Lender evidence satisfactory to Lender that the Project complies with the foregoing requirements.

(i) Environmental Assessment.  Evidence, including an environment assessment report, indicating that the Land, and the present improvements upon the Land, in Lender's sole judgment, (1) contain no Hazardous Materials and no other contamination which, even if not so regulated, is known to pose a hazard to the health of any person on or about the Land, (2) is not located in a "Wetlands" or "Flood Plain" area, and (3) contains no underground storage tanks. Lender reserves the right, at Borrower's expense, to retain an independent consultant to review any such evidence submitted by Borrower or to conduct its own investigation of the Land.

(j) Project Budget. If requested by Lender, a cost breakdown by line item listing all subcontractors and suppliers with copies of related purchase orders, subcontracts, quotes and all other documents that may be required by the Lender. The cost breakdown shall itemize in detail the Hard Costs, the Soft Costs and an Interest Reserve for Loan interest. An adequate contingency shall be provided for both Hard and Soft Costs.

(k) Construction Schedule. If requested by Lender, Borrower shall provide to Lender an acceptable Construction Schedule showing approximate start and finish dates of all major stages of the Project.

(l) Architect's Certificate of Compliance. If requested by Lender, an Architect's Certificate of compliance with local governmental zoning and building ordinances with regard to the Property and the Project.

(m) Legal Opinion. The opinion of Borrower's legal counsel that with respect to the Borrower, the Land and the Project: (a) there is no threatened or pending litigation that might affect the Loan, the Land, the Project, the Borrower or the Guarantor; (b) the transactions contemplated by this Agreement do not violate any provision of any law, restriction or other document affecting the Borrower or the Project; (c) the Loan Documents have been duly executed and delivered, constitute legal, valid and binding obligations of the Borrower and the Guarantor and are enforceable in accordance with their terms; (d) Borrower is a validly organized and existing under the laws of the State of New York and is qualified to do business in the State of New York, that Borrower has the legal authority and power to own, develop and operate the Land and the Project, and has the legal authority and power to perform its obligations under the Loan Documents, and that the Loan has been duly authorized by the Borrower; (e) the officers executing the Loan Documents are properly authorized to do so on behalf of Borrower, and (f) such other matters concerning the Loan, the Loan Documents, the Land, the Project, the Borrower or the Guarantor, as the Lender or its counsel may require.

      Corporate Documents.

(1) Certified copy of the Borrower's Articles of Organization;

(2) Borrower's current Certificate of Good Standing from the New York Secretary of State;

(3) Consent authorizing the execution of the Loan Documents by Borrower.

(4) Certified copy of Guarantor's Certificate of Incorporation and Authority to do business in the State of New York.

(5) Guarantors current certificate of Good Standing from New York Secretary of State.

(6) Resolution authorizing the execution of the Guaranty and other documents in connection with the Loan by the Guarantors.

      Architect's Contract. The Architect's Contract.

(p) Subcontractor's List. A list of all known and contemplated subcontractors with copies of each contract with the General Contractor.

(q) Additional Documents. Such other agreements and documents regarding Borrower, the Guarantor, the Land or the Project as Lender may require.

ARTICLE VI

ADVANCES

6.1 Loan Advances.

(a) Subject to the provisions of this Agreement, and also subject to the terms and conditions of the other Loan Documents, the Lender shall make and the Borrower shall accept the Loan in periodic Advances not exceeding, in the aggregate, the Loan Amount. The first Advance, to be made upon the Loan Closing, or at such time thereafter as Lender has determined that all conditions precedent to the first Advance have been satisfied, shall be in an amount equal to (i)95% of Project Hard Costs and 100 % of Soft Costs, as approved by Lender, (ii) such other costs and expenses of Loan Closing, as approved by Lender in its sole and absolute discretion, and (iii) such other costs and expenses in accordance with Section 6.1(b) below (the "Initial Advance"). All Advances following the Initial Advance are hereinafter called "Construction Advances."

(b) Borrower hereby requests and authorizes Lender to make Advances directly to itself for payment and reimbursement of all interest, charges, costs and expenses incurred by Lender in connection with the Loan, pursuant to this Agreement or other Loan Documents, including, but not limited to, (i) interest due on the Loan and any points, loan fees, service charges, commitment fees, or other fees due to Lender in connection with the Loan; (ii) all title examination, survey, escrow, filing, search, recording and registration fees and charges; (iii) all documentary stamp and other taxes and charges imposed by law on the issuance or recording of any of the Loan Documents; (iv) all appraisal fees; (v) all title, casualty, liability, payment, performance or other insurance or bond premiums; (vi) all fees and disbursements for legal services including, without limitation, in-house attorney's costs and fees, and outside counsel engaged in connection with the preparation, negotiation, enforcement or administration of this Agreement or any of the Loan Documents; and (vii) any amounts required to be paid by Borrower under this Agreement, the Mortgage or any Loan Document after the occurrence of a Default (all of which are herein referred to as "Loan Expenses").

(c) No Advance of Loan Proceeds shall be made at any time that the Loan is not "In Balance" as provided in Section 6.13 of this Agreement. Any Advance of Loan Proceeds must be made for payment of a specified cost of the Project in strict accordance with the Project Budget. No amendment of the Project Budget shall be made without Lender's prior written consent. No reallocation of line items within the Project Budget shall be made unless Borrower can demonstrate to Lender's satisfaction that (i) sufficient funds remain in the line item from which the amount is to be reallocated to pay all Project Costs that may be paid from that line item; (ii) no line items in the Project Budget (other than the line item to which the reallocation is sought) are required, in Lender's judgment, to be increased; and (iii) Borrower shall present paid receipts or other proof of payment prior to subsequent Advances.

(d) Except for the Initial Advance, which shall be made at the Loan Opening, Lender shall make each Advance within five (5) business days following receipt of all information required by Lender for the funding of such Advance.

(e) The following shall be conditions precedent to the first Advance of Loan Proceeds. The Lender shall not be required to Advance any Loan Proceeds until the following conditions are satisfied, at the exercise of the Borrower, in the sole discretion of the Lender and Lender's counsel as to form, content and execution:

(i) Receipt and review by the Lender of the appraisal for the Project which must be satisfactory to the Lender in all respects.

(ii) Receipt and review by Lender of any other documents and information requested by the Lender in accordance with the Commitment.

(iii) Deposit by Guarantor of $1,803,360 into an interest bearing account pursuant to the terms and conditions of the Pledge Agreement made December 21, 2001 by and between the Guarantor and Lender.

(iv) Construction budget and hard and soft costs.

6.2 Requests for Loan Advances. All requests for Advances, including, without limitation, the Initial Advance shall be submitted on the form of Request for Advance attached as Schedule B hereto, signed by the Borrower and stating, among other things, the amount of Loan Proceeds requested for each item shown on the Project Budget, the amount previously disbursed for each such item, and the remaining balance of Loan Proceeds. Each application for payment shall be accompanied by (a) certification by the Borrower, the Contractor and the Architect of the amount of all outstanding balances due but unpaid for work in place for the Project, (b) invoices from Contractors and any other supporting documentation, and (c) lien waivers from the Contractor and Major Subcontractors in the sum received by each such Contractor for all of Borrower's preceding draw requests, all to be in form and substance satisfactory to Lender and the Title Company. Borrower shall not submit more than one Request for Advance per calendar month. Each Request for Advance must be received by the Lender on or before a date which is at least five (5) days prior to the date upon which the requested Advance is to be made, excluding the date of receipt by the Lender.

6.3 Loan Opening and Initial Advance.  The Loan Opening shall be made at such time as all of the conditions and requirements of this Agreement required to be performed by Borrower or other parties prior to the Loan Opening have been satisfied or performed. At the Loan Opening, Lender shall disburse, in addition to the Initial Advance, all funds necessary to pay any Loan Expenses then due.

6.4 Construction Advances. Prior to the funding of each Construction Advance, Borrower shall furnish the following to Lender, all of which must be in form, substance and execution satisfactory to Lender in its sole and absolute discretion:

(a) Evidence that all conditions set forth in Article V and Section 6.5 of this Agreement have been met.

(b) Evidence that all conditions to the Initial Advance have been met.

(c) An endorsement to the Title Policy, which endorsement insures that no claim exists that constitutes an exception to the Lender's secured position established by the Mortgage and that no matters exist subordinate to the Mortgage that are unacceptable to the Lender; accelerates the effective date of the Title Policy to the date of the requested Advance; and covers the amount of the requested Advance so that the total amount insured by the Title Policy equals the total amount advanced by Lender under the terms of this Agreement.

(d) The lien waivers required pursuant to Section 6.2;

(e) The Request for Advance and accompanying AIA Application for Payment Forms G702 and G703.

(f) Evidence that all Loan Proceeds advanced to date have been applied to payment of costs of the Project (including, but not limited to, satisfactory waivers of mechanic's and materialmen's liens, affidavits, sworn statements and receipts for materials).

(g) Evidence that the Project is being constructed in accordance with the Plans and Specifications and with applicable law. Lender shall have the right to require, at Borrower's cost, any additional information, including, but not limited to, contracts and invoices, to complete Lender's analysis of each Advance request of Borrower.

(h) Evidence that the Project is being completed in accordance with the Construction Schedule.

6.5 Conditions to All Advances. No Advance of Loan Proceeds shall be made by Lender to Borrower at any time unless:

(a) All conditions precedent to that Advance have been satisfied, including without limitation, performance of all of Borrower's obligations under the Commitment, this Agreement and the Loan Documents that are to be performed prior to such Advance.

(b) The Loan is In Balance, as provided in Section 6.13 hereof.

(c) Lender shall be satisfied as to the continuing accuracy of the Project Budget.

(d) No Default has occurred under this Agreement, or under any of the Loan Documents, and no event, circumstance or condition has occurred or exists which, with the passage of time or the giving of notice, would constitute such a Default.

(e) No material litigation or proceedings are pending or threatened (including but not limited to, proceedings under Title 11 of the United States Code) against Borrower, the Guarantor, the Land or the Project.

(f) No event, circumstance or condition exists or has occurred that could, in Lender's sole judgment, delay or prevent the completion of the Project by the Completion Date.

(g) No material adverse change has occurred or is threatened with respect to the Project or the financial condition of Borrower or the Guarantor.

(h) All representations and warranties made by Borrower or the Guarantor to Lender herein and otherwise in connection with this Loan continue to be accurate, and all statements and representations made in the application for this Loan submitted to Lender continue to be accurate.

(i) The construction of the Project shall be in accordance with the Plans and Specifications, as modified by any change orders approved by the Lender, and no damage to or destruction of the Project or any portion thereof shall have occurred.

(j) Lender has received a satisfactory report from Lender's Inspecting Agent, indicating that the items for which payment has been requested have been performed at or incorporated into the Project, and that the percentage of all Hard Costs for the Project then paid bears a reasonable relationship to the percentage of construction of the Project that has been completed at that time. The cost of this inspection shall be paid directly by Borrower.

6.6 Final Advance. At such time as the Project shall have been fully completed, the Borrower shall submit to the Lender a Final Request for Advance, accompanied by AIA Application for Payment Forms G702 and G703, in an amount not to exceed the amount of the direct costs shown on the Project Budget, as modified by any change orders approved by the Lender, less the aggregate amount of all previous Construction Advances made by the Lender.

6.7 Documents Required for Final Advance. The final Request for Advance for the final Advance shall be accompanied by the evidence of Completion and the following, all of which shall be strictly satisfactory to Lender in its sole and absolute discretion:

(a) Certificates from the Architect, and verified by the Lender's Inspecting Agent, that the Project, has been completed in accordance with the Plans and Specifications.

(b) A certificate or certificates of occupancy from all applicable governmental authorities for all portions of the Project.

(c) Any other certificates, licenses and permits required by any applicable Governmental Authority for the use, occupancy, or operation of the Project.

(d) All fixtures, furniture, furnishings, equipment and other property contemplated under the Project Budget and Plans and Specifications to be incorporated into or installed in the Project shall have been incorporated or installed free and clear of all liens and security interests other than the Permitted Exceptions, except in favor of Lender.

(e) Borrower shall have furnished Lender with current searches of all Uniform Commercial Code financing statements filed with the Secretary of State of New York and/or the Clerk for Rensselaer County, New York, against Borrower as debtor, showing that no Uniform Commercial Code financing statements are filed or recorded against Borrower in which the collateral is described as personal property or fixtures located on the Project or used in connection with the Project.

(f) Borrower has furnished to Lender "as built" Plans and Specifications for the Project, and an "as built" Survey, showing all parking areas (including the Garage), driveways, fences and exterior improvements and otherwise in compliance with Section 5.1(b) hereof.

(g) An affidavit of the Borrower stating that each person providing any material or performing any work in connection with the Project, has been paid in full and that all withholding taxes have been paid.

(h) Any permits, licenses, certificates of occupancy or other evidence of compliance with the requirements of any governmental authorities necessary for the use of the Land contemplated in the Plans and Specifications.

(i) A satisfactory final inspection report of Lender's Inspecting Agent and a representative of the permanent lender, if any, indicating that the Project has been fully completed in accordance with the final Plans and Specifications, and the requirements of this Agreement.

(j) Evidence that all insurance required under the terms of this Agreement is in full force and effect.

(k) Final lien waivers and certificates of payment from the Contractors and such Major Subcontractors as are designated by the Lender.

(l) A Title Continuation and final endorsement to the Title Policy.

(m) Such other items as may be required by Lender, including, without limitation, evidence that the Improvements have been completed to the satisfaction of the Lender and in a manner sufficient to satisfy the terms of any permanent loan commitment.

(n) A certificate of compliance from Rensselaer Polytechnic Institute, in recordable form, pursuant to Section 4.08 of the Covenants: Declaration of Uses and Restrictions recorded in the Rensselaer County Clerk's Office at Liber 1354, page 501.

6.8 Foundations for Project. Upon completion of the building foundations for the Project, Borrower shall promptly deliver to Lender the materials listed below, all of which must be satisfactory to Lender in form, substance and execution, and no further Advances shall be made and no further substantial construction of the Project shall be performed unless and until Lender shall have received and approved the following:

(a) a currently dated revision of the Survey showing all foundations of the Project in place and showing the location of any other subsurface work completed as of the date of which constitutes part of the Project (the foundations and such subsurface work are referred to herein as the "Foundation Work") and showing no encroachments of the Foundation Work over any easements or lot lines and showing no violations of any building lines; and

(b) an ALTA Form Endorsement to the Title Policy dated after the date of completion of the Foundation Work, bearing no exception or qualification as to the Foundation Work.

6.9 Payments Directly to Contractors. Lender may, in its discretion, make or cause to be made payments for the cost of construction of the Project directly to any Contractor or to any vendor of fixtures and equipment, or jointly to the Borrower and any of such parties.

6.10 Amount of Advances. Subject to the provisions of this Agreement and the other Loan Documents, the Lender shall make Construction Advances up to the aggregate amount of the direct costs specified in the Project Budget for the purposes and in the amounts described therein, and not in excess of the budgeted amount thereof, and the Lender shall make Construction Advances for indirect costs up to the aggregate amount of the indirect costs specified in the Project Budget for the purposes and in the amounts described therein and not in excess of the budgeted amount thereof; provided, however, that in no event shall the total of all Construction Advances, together with the Initial Advance, exceed the Loan Amount. The Lender reserves the right to advance such amounts from the contingency reserve, to such payees and in such amounts as the Lender, in its sole discretion, may approve or deem appropriate. The amount of each Construction Advance will be based upon the percentage of completion of work to be performed. All Advances shall be deposited in an account established by the Borrower with the Lender to receive Advances, except that if the Lender deems it necessary or desirable to do so, the Lender may disburse all or any portion of any Advances by check either made payable directly to any party who is to be paid from such Advance or by check made payable jointly to the Borrower and such party. In the event a dispute arises with respect to any request for Advance, the Lender shall have the right without notice, to delay the Advance until the dispute has been resolved.

6.11 Retainage.  Lender shall have the right to withhold from each Construction Disbursement for any Hard Costs , an amount equal to five percent (5%) of each such requested Construction Disbursement (the "Retainage"). The Retainage shall be held until Completion of the Project.

6.12 Stored Materials. No Construction Advance for materials purchased by Borrower but not yet installed or incorporated into the Project shall be made without Lender's prior approval of the conditions under which such materials are purchased and stored. In no event shall any such Construction Advance be made unless the materials involved have been delivered to the Land or stored with a bonded warehouseman, with satisfactory evidence of security, insurance, and suitable storage. Borrower shall provide Lender, in connection with such materials, a copy of a bill of sale or other evidence of title in Borrower, together with a copy of Uniform Commercial Code searches against Borrower and the warehouseman, if applicable, indicating that there are no liens, security interests, or claims that may affect such materials.

6.13 Sufficiency of Loan to Complete Construction.

(a) Anything in this Agreement to the contrary notwithstanding, it is expressly understood and agreed that the Loan shall at all times be "In Balance." The Loan shall be In Balance only at such time and from time to time, as Lender may reasonably determine, that the then undisbursed or unadvanced portion of the Loan Amount (plus the amount of any Borrower equity budgeted, or otherwise reserved for the Project in a manner acceptable to the Lender) equals or exceeds the amount necessary to pay for (i) all work done and not theretofore paid for or to be done in connection with completion of the construction of the Project in accordance with the Plans and Specifications, and (ii) all costs incurred and not theretofore paid for, or to be incurred in connection with the Project and as shown on the Project Budget.

(b) Borrower agrees that prior to the Loan Opening, Lender shall have the right to make (and thereafter from time to time Lender shall have the right to revise), in its reasonable discretion, an estimate of the cost of construction and expenses and interest payable on the Loan (the "Lender's Estimate of Cost"). In the first instance, Lender's Estimate of Cost shall take into consideration the executed subcontracts and purchase orders, or, in those instances where subcontracts or purchase orders have not yet been let, upon the basis of either written bids with responsible contractors and material suppliers satisfactory to Lender or Lender's estimate of such costs, and shall take into account such allowances for reserves and contingencies as Lender shall deem appropriate. Thereafter, Lender's Estimate of Cost will take into account, in addition to the subcontracts and purchase orders, other considerations that Lender, in its reasonable discretion, deems relevant or likely to have an impact upon the cost of construction expenses or interest, including current costs for availability of the subcontractors to perform under the subcontracts and purchase orders, past and current expenses for the Project, and other projects similar to the Project, and market rates of interest. If there is an "identity of interest" between the Borrower's contractors, any contract between parties having such "identity of interest" shall be regarded solely as an estimate for the purpose of this Section. There shall be deemed to be an "identity of interest" if Borrower shall act as a contractor in its own name or through a separate entity in which it or any entity related to it has a substantial interest or control. Borrower agrees that if for any reason the amount of undisbursed or unadvanced proceeds of the Loan shall at any time be or become insufficient for the purposes described in this Section 6.13, regardless of how such condition may have been brought about, Borrower shall, within five (5) days after written request by the Lender from time to time, deposit the deficiency with Lender (the "Deficiency Deposit"), which Deficiency Deposit shall first be exhausted before any further Advances shall be made. Lender shall not be obligated to make any Loan Advances if the Loan is not In Balance.

6.14 Provisions Applicable to All Advances.

(a) By execution of this Agreement, Borrower authorizes Lender to make any Advance to the account to receive such Advance, and the Borrower agrees that, in so doing, the Lender is not acting as agent or trustee for the Borrower and the Lender will not be held accountable for any such Advance made in good faith.

(b) Each Request for Advance by the Borrower shall constitute an affirmation that the warranties and representations contained in Article II of this Agreement remain true and correct, and that no breach of the covenants of Borrower contained in this Agreement has occurred, in each case as of the date of the Advance, unless Lender is notified to the contrary prior to funding of the requested Advance.

(c) The Lender may apply amounts due hereunder to the satisfaction of the conditions hereof, and amounts so applied shall be part of the Loan and shall be secured by the Mortgage, evidenced by the Note, bear interest in accordance with the Note and shall be due and payable in accordance with the provisions of the Note.

ARTICLE VII

FURTHER COVENANTS OF BORROWER

7.1 Lien Law Covenants.

(a) The Borrower, in compliance with Section 13 of the New York Lien Law, covenants that the Borrower will receive the Advances made hereunder and will hold the right to receive the same as a trust fund to be applied first for the purpose of paying the Cost of Improvement, and that the Borrower will apply the same first to the payment of the Cost of Improvement before using any part of the same for any other purpose.

(b) The Borrower hereby covenants that the affidavit hereto annexed as Schedule B shows the consideration paid or to be paid for the Loan described herein, and all other expenses incurred or to be incurred in connection therewith, and the net sum available to the Borrower for the improvement, and that the affidavit is duly executed in accordance with Section 22 of the Lien Law of the State of New York.

7.2 Construction of Project. Borrower agrees that the Project will be constructed and equipped in a good and workmanlike manner with materials of high quality, in accordance with the Plans and Specifications and applicable building, zoning, pollution control, environmental protection and other laws and ordinances. Borrower further agrees that construction of the Project has commenced and shall be prosecuted with due diligence and will be fully completed not later than the Conversion Date (as defined in the Note). If Lender or any of Lender's consultants disapprove any portion of the construction or equipping of the Project as not being in compliance with the Plans and Specifications, Borrower shall, within ten (10) days after notice of such disapproval, commence to correct the condition so disapproved, and thereafter will diligently complete such correction. Borrower agrees that all materials contracted or purchased for construction of the Project and all labor hired or contracted for with respect to the Project and paid for with Loan Proceeds will be used and employed solely on the Project and for no other purpose.

7.3 Changes in Plans and Specifications, Contracts and Extras. Borrower agrees that no changes will be made in the Plans and Specifications, no changes will be made to any contract with a contractor, subcontractor or materials supplier, and no extra will be allowed to any of the foregoing, except upon the prior written approval of the same by Lender, which approval shall not be unreasonably withheld or delayed; provided, however, Borrower may make changes in the Plans and Specifications or such contracts, or allow such extras, without first obtaining approval of Lender, if (a) Borrower notifies Lender in writing of such change within five (5) days thereafter; (b) the structural integrity of the Project is not impaired; (c) no substantial change in architectural appearance is effected; (d) no default in any obligations to any other party results from such changes; (e) such change will not violate any applicable laws, ordinances, rules or regulations; (f) the cost resulting from one such change or extra does not exceed One Hundred Thousand Dollars ($100,000), and the aggregate cost of all such changes and extras does not exceed Four Hundred Thousand Dollars ($400,000); and (g) no Default hereunder exists at the time such change is made.

7.4 Inspection by Lender. Borrower will cooperate (and will cause the Contractors to cooperate) with Lender in arranging for inspections of the progress of the construction by Lender's Inspecting Agent, from time to time, and Borrower will cooperate (and will cause any managing agent to cooperate) with Lender in arranging for inspections, from time to time, of the Project by Lender and its Inspecting Agent.

7.5 Mechanics' Liens. Borrower will not suffer or permit any mechanics' lien claims to be filed or otherwise asserted against the Project or any funds due any Contractor, and will promptly bond or discharge the same if any claims for lien or any proceedings for the enforcement thereof are filed or commenced; provided, however, that Borrower shall have the right to contest in good faith and with due diligence the validity of any such lien or claim upon furnishing to the Title Company such security or indemnity as it may require to induce the Title Company to issue its Title Policy; and provided further that Lender will not be required to make any further Advances of the Loan Proceeds unless (i) any mechanics' lien claims shown by any Title Commitment, endorsement to the Title Policy, or title bring-down have been bonded against, released or insured against by the Title Company or (ii) Borrower shall have provided Lender with such other security with respect to such claim as may be acceptable to Lender, in its sole discretion. In the event Borrower elects to bond any mechanic's lien claim, such bond shall be in an amount equal to the amount required by law.

7.6 Settlement of Mechanics' Lien Claims. If Borrower shall fail promptly to bond or discharge any mechanics' lien claim filed or otherwise asserted or to contest any such claims and give security or indemnity in the manner provided in Section 7.5 above, or, having commenced to contest the same, and having given such security or indemnity, shall thereafter fail to prosecute such contest in good faith or with due diligence, or fail to maintain such indemnity or security so required by the Title Company for its full amount, or, upon adverse conclusion of any such contest, shall fail to cause any judgment or decree to be satisfied and the lien to be released, then, and in any such event, Lender may at its election (but shall not be required to), (i) procure the release and discharge of any such claim and any judgment or decree thereon, without inquiring into or investigating the amount, validity or enforceability of such lien or claim and (ii) effect any settlement or compromise of the same, or may furnish such security or indemnity to the Title Company, and any amounts so expended by Lender, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be deemed to constitute an Advance of the Loan Proceeds hereunder.

7.7 Sign and Publicity. Lender, at its expense, and subject to any applicable Governmental Authority approval, may erect signs on the construction site indicating that financing for the Project has been provided by Lender, and may use the Loan Amount, the Borrower's name and Project location in any such sign or in any publicity by Lender as hereinafter provided. Lender, at its expense, shall also have the right to engage in publicity and public relations pertaining to the financing provided by Lender.

7.8 Renewal of Insurance. Borrower shall pay timely all premiums on all insurance policies required under this Agreement from time to time; and when and as additional insurance is required from time to time during the term of the Loan and when and as any policies of insurance may expire, furnish to Lender, with premiums prepaid, additional and renewal insurance policies in companies, coverage and amounts satisfactory to Lender, all in accordance with Sections 5.1(c) hereof. Notwithstanding the terms of this Section 7.8, upon the occurrence of a Default under this Agreement or any of the Loan Documents, Lender shall have the right (but not the obligation) to place and maintain insurance required to be placed and maintained by Borrower under this Agreement and treat the amounts expended therefor as additional Advances of Loan Proceeds.

7.9 Proceedings to Enjoin or Prevent Construction. If any proceedings are filed seeking to enjoin or otherwise prevent or declare unlawful the construction or the occupancy, maintenance or operation of the Project or any portion thereof, Borrower shall at its sole expense (i) cause such proceedings to be vigorously contested in good faith and (ii) in the event of an adverse ruling or decision, prosecute all allowable appeals therefrom. Without limiting the generality of the foregoing, Borrower shall resist the entry or seek the stay of any temporary or permanent injunction that may be entered and use its best efforts to bring about a favorable and speedy disposition of all such proceedings.

7.10 Lender's Action for Its Own Protection Only. The authority herein conferred upon Lender, and any action taken by Lender, including, without limitation, actions to inspect the Project, to procure waivers or sworn statements, to approve Construction Contracts, and to approve Plans and Specifications, will be exercised and taken by Lender and by Lender's other advisors or representatives for their own protection only and may not be relied upon by Borrower or any other person for any purposes whatever. Neither Lender nor any other advisor or representative of Lender shall be deemed to have assumed any responsibility to Borrower or any other person with respect to any such action herein authorized or taken by Lender or any other advisor or representative of Lender or with respect to the proper construction of the Improvements or the Project, performance of contracts, subcontracts or purchase orders by any contractor, subcontractor or material supplier, or prevention of mechanics' liens from being claimed or asserted against the Project. Any review, investigation or inspection conducted by Lender, or any other architectural or engineering consultants retained by Lender or any agent or representative of Lender in order to verify independently Borrower's satisfaction of any conditions precedent to Loan Advances under this Agreement, Borrower's performance of any of the covenants, agreements and obligations of Borrower under this Agreement, or the validity of any representations and warranties made by Borrower hereunder (regardless of whether or not the party conducting such review, investigation or inspection should have discovered that any of such conditions precedent were not satisfied or that any such covenants, agreements or obligations were not performed or that any such representations or warranties were not true), shall not affect (or constitute a waiver by Lender of) (i) any of Borrower's representations and warranties under this Agreement or Lender's reliance thereon or (ii) Lender's reliance upon any certifications of Borrower or the Architect required under this Agreement or any other facts, information or reports furnished Lender by Borrower hereunder.

7.11 Furnishing Information.

(a) Upon the request of Lender from time to time, Borrower shall deliver or cause to be delivered to Lender annual federal income tax returns for Borrower and financial statements for Borrower and the Guarantor. Any such financial statements for Borrower shall be of review quality or on a form provided by Lender and certified as true and correct by Borrower.

(b) Upon the request of Lender from time to time, not more frequently than once per calendar quarter (except after an Event of Default) Borrower shall deliver to Lender quarterly rent rolls for the Project, which shall include information on the amount of space covered by any letters of intent, Leases out for negotiation or execution, and fully executed Leases; the rental under each Lease or proposed Lease; and the term of each Lease or proposed Lease, as well as any other related information as may be requested by Lender. All such rent rolls shall be certified as true and correct by Borrower.

(c) Upon the request of Lender from time to time, Borrower shall deliver to Lender annual cash flow and operating statements for the Project showing actual sources and uses of cash during the preceding year. All such statements shall be certified as true and correct by Borrower.

(d) Additionally, Borrower will:

(i) promptly supply Lender with such information concerning the affairs and property of the Borrower and/or the Guarantor as Lender may request from time to time hereafter;

(ii) promptly notify Lender of any condition or event that constitutes (or that upon the giving of notice or lapse of time or both would constitute) a breach or event of default of any term, condition, warranty, representation or provision of this Agreement or of any of the Loan Documents;

(iii) promptly notify Lender of any material adverse change that occurs in the financial condition of the Borrower and/or the Guarantor, and maintain a standard and modern system of accounting in accordance with generally accepted accounting principles;

(iv) promptly notify Lender of any material adverse change that occurs in connection with the construction, equipping or operation of the Project;

(v) upon reasonable notice from Lender, at any time during regular business hours, permit Lender or any of its agents or representatives to have access to, and examine all of its books and records regarding the development and operation of, the Project; and

(vi) permit Lender to copy and make abstracts from any and all of such books and records.

(e) Any material adverse change in Borrower or the Guarantor, or in the construction, equipping or operation of the Project shall constitute an "Event of Default" under this Agreement and under each of the Loan Documents. Without limiting the generality of the foregoing, for purposes of this Agreement, a person or an entity shall be deemed to have experienced a material adverse change if in Lender's reasonable judgment, an adverse change has occurred that would be likely to prevent timely Completion of the construction of the Project or timely repayment of the Loan.

7.12 Documents of Further Assurance. Borrower shall, from time to time, upon Lender's request, execute, deliver, record and furnish such documents as Lender may reasonably deem necessary or desirable to (i) perfect and maintain perfected as valid liens upon the Project, the liens granted by Borrower to Lender under the Mortgage and the assignments and other security interests under the other Loan Documents as contemplated by this Agreement, (ii) correct any non-material errors that may be contained in any of the Loan Documents, and (iii) consummate fully the transaction contemplated under this Agreement.

7.13 Furnishing Reports. Borrower shall provide Lender with copies of all inspections, reports, test results and other information received by Borrower from time to time from its employees, agents, representatives, architects, engineers, any contractors and any other parties involved in the construction, the design, development or operation of the Project, which in any material way relate to the Project or the construction, or any part thereof.

7.14 Operation of Project. As long as any portion of the Loan remains outstanding, the Project, after Completion of construction, shall be operated in a first class manner as an office building.

7.15 Management, Agents' and Brokers' Contracts. Borrower shall not enter into, terminate, modify or amend any management contracts for the Project or agreements with agents or brokers, without the prior written approval of Lender.

7.16 Furnishing Notices. Borrower shall deliver to Lender copies of all notices received or given by Borrower (or its agents or representatives) under any of the Leases within ten (10) business days after such notice is given or received, as the case may be. Borrower shall also provide Lender with copies of all notices pertaining to the Project or any part thereof received by Borrower (or its agents or representatives) from any Governmental Authority or from any insurance company providing insurance on any of the Project, within ten (10) business days after such notice is received.

7.17 Correction of Defects. Within ten (10) days after Borrower acquires knowledge of or receives notice of a defect in the Project or any departure from the Plans and Specifications, or any other requirement of this Agreement, Borrower will proceed with diligence to correct all such defects and departures. An Advance of Loan Proceeds shall not constitute a waiver of Lender's right to require compliance with this covenant with respect to any such defect or departure from the Plans and Specifications or any other requirements of this Agreement, nor shall anything in this Section 7.17 affect Borrower's obligation to complete the Project in accordance with the Construction Schedule or the Plans and Specifications.

7.18 No Additional Debt; No Assignment. As more particularly provided in Section 9.2, Borrower shall not consent or agree to any lien, mortgage, security interest, encumbrance, ground lease or sale and leaseback transaction affecting the Land or the Project except as provided in Section 9.2.

7.19 Indemnification. Borrower hereby indemnifies Lender and agrees to defend Lender and hold Lender harmless from and against all claims, injuries, losses, costs, damages, liabilities and expenses (including attorneys' fees and consequential damages) of any and every kind to any persons or property by reason of (i) the construction or other work contemplated herein (except by reason of the gross negligence or willful misconduct of Lender), (ii) the operation or maintenance of the Project (except by reason of the gross negligence or willful misconduct of Lender), (iii) any other action or inaction by, or matter which is the responsibility of Borrower (except by reason of the gross negligence or willful misconduct of Lender), or (iv) the breach of any material representation or obligation of Borrower hereunder.

7.20 Prohibition Against Cash Distributions and Application of Net Cash Flow to Other Expenditures. With respect to all rental or other cash flow from the Land and the Project, no funds shall be distributed or applied to the payment of any obligations, debts or expenses (other than normal operating expenses of the Land) not set forth on the Project Budget until the Project has been completed. Furthermore, following Completion, in no event shall Borrower make any disbursements from rental or other cash flow from the Land and the Project to any party during any month until the installment due under the Note for that month has been paid.

7.21 Insurance Reporting Requirements. Borrower shall promptly notify the insurance carrier or agent therefor (with a copy of such notification being provided to Lender) if there is any increase in hazard relating to the Project, suspension of construction or transfer of ownership.

7.22 Compliance With Laws. Borrower shall comply with all applicable requirements of any Governmental Authority having jurisdiction. In no event shall Borrower consent to or cause any zoning change on the Property or any portion thereof (including any variance, plan approval, rezoning or modification of any zoning commitment) without Lender's prior written consent.

7.23 Alterations. Without the prior written consent of Lender not to be unreasonably withheld or delayed, Borrower shall not make any material alterations to the Project.

7.24 Lost Note. Borrower shall, if the Note is mutilated, destroyed, lost or stolen, deliver to Lender, in substitution therefor, a new promissory note containing the same terms and conditions as the lost note with a notation thereon of the unpaid principal accrued and unpaid interest.

7.25 Hazardous Materials. Borrower shall comply with any and all laws, regulations or orders with respect to the discharge and removal of Hazardous Materials, shall pay immediately when due the costs of removal of any such Hazardous Materials, and shall keep the Project free of any lien imposed pursuant to such laws, regulations or orders. In the event Borrower fails to do so, after notice to Borrower and the expiration of the earlier of (i) applicable cure periods hereunder or (ii) the cure period permitted under applicable law, regulation or order, Lender may either declare the Borrower to be in default under this Agreement or cause the Hazardous Materials to be removed from the Project, with the cost of the removal added to the indebtedness evidenced by the Note and secured by the Mortgage. Borrower further agrees that Borrower shall not release or dispose of any Hazardous Materials at or from the Project. Lender shall have the right at any time to conduct an environmental audit of the Project for reasonable cause, at Borrower's sole cost and expense, not more than once per year, and Borrower shall cooperate in the conduct of such environmental audit. Borrower shall give Lender and its agents and its employees access to the Project to inspect and test the Project. Borrower hereby indemnifies Lender and agrees to defend Lender and hold Lender harmless from and against all claims, injuries, losses, costs, damages, liabilities and expenses (including attorneys' fees and consequential damages) that occur by reason of any claim in connection with any Hazardous Materials that were present at the Project during or prior to Borrower's ownership of the Project.

7.26 Asbestos. Without limiting the generality of Section 7.25 above, Borrower shall not install nor knowingly permit to be installed in the Project asbestos or any substance containing asbestos. If Borrower shall fail to comply with this section, Lender may declare this Agreement to be in default and/or do whatever is necessary to remove (or compel the Borrower to remove) such substances from the Project or otherwise comply with the applicable law, regulation or order, and the costs thereof shall be added to the indebtedness evidenced by the Note and secured by the Mortgage.

ARTICLE VIII

CASUALTIES AND CONDEMNATION

8.1 Notice. In case of any material damage or destruction, taking or condemnation of the Project, or any part thereof, or any interest therein or right accruing thereto, Borrower shall promptly give to Lender written notice generally describing the nature and extent of such damage, destruction or taking that has resulted or that may result therefrom. So long as Borrower is not in default, Borrower may adjust, settle and compromise any such insurance policy or any proposed condemnation award, but in any event, no final adjustment, compromise or settlement of any insurance claim or condemnation award shall be entered into without the prior written approval of Lender as to such settlement, adjustment or compromise thereof, which approval shall not be unreasonably withheld or delayed. Lender may appear in any such proceedings and negotiations and Borrower shall promptly deliver to Lender copies of all notices and pleadings in any such proceedings. Borrower will in good faith file and prosecute all claims necessary for any award or payment resulting from such damage, destruction or taking. All costs and expenses incurred by Lender in exercising its rights under this section shall constitute indebtedness secured by the Mortgage.

8.2 Application of Insurance Proceeds and Condemnation Awards.

(a) Upon occurrence of any loss or damage to all or any portion of the Project resulting from fire, vandalism, malicious mischief or any other casualty or physical harm (a "Casualty") or any exercise of the power of condemnation or eminent domain (a "Taking"), Lender may elect to collect all proceeds of any insurance policies collected or claimed as a result of such Casualty and all awards resulting from such Taking. After deduction of all expenses of collection and settlement, including attorney's and adjusters' fees and charges and except as provided in the Mortgage, Lender will apply such proceeds (the "Proceeds") and such awards (the "Awards"), in accordance with the terms and conditions of the Mortgage. Subject to the provisions of Section 8.1 above, Borrower hereby authorizes Lender, at Lender's option, to collect any losses under any insurance with respect to the Project which is kept, or caused to be kept, by Borrower. Any Proceeds or Awards remaining after payment in full of the Loan and all other sums due Lender hereunder shall be paid by Lender to Borrower without any allowance for interest thereon.

(b) In the event Lender does not elect to apply the Proceeds or Awards to prepayment of the Loan or in the event such Proceeds or Awards, if applied, do not fully discharge the Loan or would be insufficient to pay for the costs of restoration of the Project, Borrower will:

(i) Proceed with diligence to make settlement (which shall be subject to the prior written approval of Lender) with insurers or with condemning authorities and cause the Proceeds or Awards to be deposited with Lender, unless Lender shall elect to exercise its right under the Mortgage to make such settlement without the consent of Borrower to the extent permitted under the Mortgage.

(ii) In the event of any unreasonable delay in making settlement with insurers or effecting collection of Proceeds or Awards, Borrower shall deposit with Lender the full amount required to meet the obligations due under the Loan, disregarding such Proceeds or Awards.

(iii) In the event the Proceeds or Awards deposited with Lender and the undisbursed or unadvanced proceeds of the Loan are insufficient to place the Loan In Balance, Borrower shall deposit with Lender on demand any amount necessary to place the Loan In Balance.

(iv) Promptly proceed with construction and restoration of the Project, including the repair of all such loss or damage.

(c) All Proceeds, Awards and funds deposited by Borrower hereunder shall first be fully disbursed before an Advance of any further Loan Proceeds. Borrower shall not be entitled to any payment of or credit for interest on such Proceeds, Awards and funds.

(d) Lender shall not be obligated to see to the proper application of any of the Proceeds nor shall the amount so released or used be deemed a payment on any indebtedness evidenced by the Note or secured by any of the Loan Documents. In the event of foreclosure of the Mortgage or other transfer of title in lieu of foreclosure, all right, title and interest of Lender, in and to any insurance policies then in force shall pass to the purchaser or Lender, as the case may be.

(e) All proceeds of use and occupancy or rental value insurance shall be paid to Lender for the purposes of paying, to the extent available and necessary, in the following order: (i) insurance premiums payable with respect to any insurance required to be carried by Borrower hereunder; (ii) taxes, assessments and charges payable by Borrower under any of the Loan Documents; and (iii) all amounts payable on the Note, together with any and all other amounts evidenced or secured by any of the Loan Documents, and to the extent that such insurance proceeds are available to pay the items listed in clauses (i), (ii) and (iii), Lender shall pay such items for the account of Borrower. All such insurance proceeds not deemed necessary, in Lender's sole opinion, to pay the above items shall be paid over to Borrower.

(f) Upon failure on the part of Borrower to promptly commence or continue the repair or restoration of the Project after settlement of any claim with the insurer, Lender shall have the right to apply such Proceeds to the payment of any indebtedness secured by the Loan Documents, and resort to such other remedies available to Lender hereunder; provided, however, that nothing herein contained shall prevent Lender from applying at any time the whole or any part of such insurance proceeds to the curing of any Event of Default hereunder.

ARTICLE IX

ASSIGNMENTS, SALE AND ENCUMBRANCES

9.1 Lender's Right to Assign. Lender may assign, negotiate, pledge or otherwise hypothecate this Agreement or any of its rights and security hereunder, including the Note, and any of the other Loan Documents to any bank, participant or financial institution, and in case of such assignment, Borrower will accord full recognition thereto, and hereby agrees that all rights and remedies of Lender in connection with the interest so assigned shall be enforceable against Borrower by such bank, participant or financial institution with the same force and effect and to the same extent as the same would have been enforceable by Lender but for such assignment.

9.2 Prohibition of Assignments and Encumbrances by Borrower. Except as otherwise provided in the Mortgage, Borrower shall not, without the prior written consent of Lender, create, effect, consent to, attempt, contract for, agree to make, suffer or permit any conveyance, sale, assignment, transfer, lien, pledge, mortgage, security interest, encumbrance or alienation ("Prohibited Transfer") of all or any portion of, or any interest in, the Land, or the Project, whether effected directly, indirectly, voluntarily, involuntarily, or by operation of law or otherwise; provided, however, that the foregoing shall not apply to (i) liens securing the Loan, (ii) the lien of current taxes and assessments not in default, (iii) Leases permitted or approved pursuant to this Agreement, and (iv) the Permitted Exceptions.

ARTICLE X

DEFAULTS BY BORROWER

The occurrence of any one or more of the following shall constitute an "Event of Default" or a "Default" hereunder, and any Event of Default or Default that may occur hereunder shall constitute a default under each of the other Loan Documents:

(a) A failure by Borrower to make any payment on the Note when and as the same becomes due, which failure continues for a period of thirty (30) days.

(b) Any failure of Borrower or the Guarantor after any applicable notice and cure period, to observe or perform any of the covenants (other than payment of the Note), contained in this Agreement or any of the other Loan Documents, or an Event of Default shall occur under any of the Loan Documents.

(c) The disapproval by Lender of any construction work and failure of Borrower to commence correction thereof to the satisfaction of Lender within fifteen (15) days after notice to Borrower of such disapproval, and thereafter to diligently complete the same.

(d) A discontinuance or abandonment of construction for a period of thirty (30) days, or material failure to adhere to the Construction Schedule except to the such discontinuance or abandonment is caused by inclement weather or a force majeure event, in which case the period shall be reasonably extended by Lender.

(e) Bankruptcy or insolvency of any contractor or subcontractor and failure of Borrower to diligently procure a replacement contractor or subcontractor satisfactory to Lender.

(f) The occurrence of a Prohibited Transfer.

(g) The existence of any collusion, fraud, dishonesty or bad faith by or with the acquiescence of Borrower or the Guarantor that in any way relates to or affects the Loan or the Project.

(h) If, at any time, any material representation, statement, report or certificate made now or hereafter by Borrower or the Guarantor is not true and correct, or if at any time any material statement or representation made in the construction loan application or any supporting materials submitted to Lender for this Loan is not true and correct.

(i) If all or a substantial part of the assets of Borrower or the Guarantor are attached, seized, subjected to a writ or distress warrant, or is levied upon, and such attachment, seizure, writ, warrant or levy is not vacated within thirty (30) days thereafter.

(j) If Borrower or the Guarantor is enjoined or restrained or in any way prevented by court order from performing any of their obligations hereunder or under the other Loan Documents or conducting all or a substantial part of their business affairs.

(k) If Borrower or the Guarantor shall in the due observance or performance of any of the other covenants, agreements or conditions required to be kept, performed or observed by Borrower or the Guarantor under any other loans with the Lender, and such default is not cured within the applicable grace period, if any, expressly provided for therein;

(l) If Borrower or the Guarantor:

(i) Shall file a voluntary petition in bankruptcy or for arrangement, reorganization or other relief under any chapter of the federal bankruptcy code of any similar law, state or federal, now or hereafter in effect;

(ii) Shall file an answer or other pleading in any proceedings admitting insolvency, bankruptcy, or inability to pay its debts as they mature;

(iii) Within sixty (60) days after the filing against it of any involuntary proceedings under the federal bankruptcy code or similar law, state or federal, now or hereafter in effect, such proceedings shall not have been vacated;

(iv) Any order appointing a receiver, trustee or liquidator for it or for all or a major part of its property or the Land shall not be vacated within sixty (60) days following entry thereof;

(v) Shall be adjudicated a bankrupt; or

(vi) Shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due or shall consent to the appointment of a receiver or trustee or liquidator of all or the major part of its property, or the Land.

(m) If the Borrower ceases to exist.

(n) If a judgment in excess of $$50,000 shall be entered against Borrower or Guarantor and shall not be covered by insurance and shall not be discharged or stayed pending appeal within thirty (30) days of entry.

(o) If construction of that portion of the Improvements shall not be completed by the Completion Date.

ARTICLE XI

LENDER'S REMEDIES UPON DEFAULT

11.1 Remedies Conferred Upon Lender. Upon the occurrence of any Event of Default, Lender, in addition to all remedies conferred upon Lender by law and by the terms of the Note, the Mortgage and the other Loan Documents, may pursue any one or more of the following remedies concurrently or successively, it being the intent hereof that none of such remedies shall be to the exclusion of any others:

(a) Withhold further Advances of Loan Proceeds and terminate any or all of its obligations to Borrower.

(b) Declare the Note to be due and payable forthwith, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

(c) In addition to any rights of set-off that Lender may have under applicable law, Lender may, without notice of any kind to Borrower appropriate and apply to the payment of the Note or of any sums due under this Agreement, any and all balances, deposits, credits, accounts, certificates of deposit, instruments or money of Borrower then or thereafter in the possession of Lender.

(d) Exercise or pursue any other remedy or cause of action permitted at law or at equity or under this Agreement or any other Loan Document, including but not limited to foreclosure of the Mortgage and enforcement of all Loan Documents.

(e) With or without entry upon the Land, cause construction of the Project to be completed. Lender, for such purpose, may use all available materials and equipment located upon the Land and purchase all other necessary materials and employ contractors and other employees. All sums expended by Lender for such purpose shall constitute Advances pursuant hereto and shall be secured by the Mortgage and other Loan Documents and shall forthwith be due and payable by Borrower to Lender with interest thereon at the Default Interest Rate specified in the Note. The authority and agency conferred hereby upon Lender shall be deemed to create a power coupled with an interest and shall be irrevocable.

11.2 Right of Lender to Make Advances to Cure Defaults. In the event that Borrower shall fail to perform any of its covenants or agreements herein or in any of the other Loan Documents contained, Lender may (but shall not be required to) perform any of such covenants and agreements, and any amounts so expended by Lender shall be deemed advanced by Lender under an obligation to do so regardless of the identity of the person or persons to whom said funds are disbursed. Loan Proceeds advanced by Lender in the exercise of its judgment that the same are needed to complete the Project to protect its security for the Loan are obligatory advances hereunder and shall constitute additional indebtedness payable on demand which is evidenced and secured by the Loan Documents.

11.3 Attorneys' Fees. Borrower will pay Lender's reasonable attorneys' fees and costs in connection with the administration and enforcement of this Agreement; without limiting the generality of the foregoing, if at any time or times hereafter the Lender employs counsel for advice or other representation with respect to any matter concerning Borrower, the Guarantor, this Agreement, the Land or the Loan Documents or to protect, collect, lease, sell, take possession of, or liquidate all or any portion of the Land, or to attempt to enforce or protect any security interest or lien or other right in any of the premises or under any of the Loan Documents, or to enforce any rights of the Lender or obligations of Borrower or any other person, firm or corporation that may be obligated to Lender by virtue of this Agreement or under any of the Loan Documents or any other agreement, instrument or document, heretofore or hereafter delivered to Lender in furtherance hereof, then in any such event, all of the reasonable attorneys' fees arising from such services, and any expenses, costs and charges relating thereto, shall constitute additional indebtedness owing by Borrower to Lender payable on demand, and evidenced and secured by the Loan Documents.

11.4 No Waiver. No failure by Lender to exercise, or delay by Lender in exercising, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement and in the Loan Documents are cumulative and not exclusive of each other or of any right or remedy provided by law or equity. No notice to or demand on Borrower in any case shall, in itself entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand.

11.5 Availability of Remedies. All of the remedies set forth herein and/or provided by law or equity shall be equally available to Lender, and the choice by Lender of one (1) such alternative over another shall not be subject to question or challenge by Borrower or any other person, nor shall any such choice be asserted as a defense, set-off, or failure to mitigate damages in any action or proceeding by Lender to recover or seeking any other remedy under this Loan Agreement or any of the Loan Documents, nor shall such choice preclude Lender from subsequently electing to exercise a different remedy, except as otherwise provided by law. The parties have agreed to the alternative remedies hereof specified in part because they recognize that the choice of remedies in the event of a failure hereunder will necessarily be and should properly be a matter of business judgment, which the passage of time and events may or may not prove to have been the best choice to maximize recovery by Lender at the lowest cost to Borrower. It is the intention of the parties that such choice by Lender be given conclusive effect regardless of such subsequent developments. At any sale of the security or collateral for the Loan or any part thereof whether by foreclosure or otherwise, Lender may in its discretion purchase all or any part of such collateral so sold or offered for sale for its own account and may apply against the balance due Lender pursuant to the terms of the Note the amount bid therefor.

ARTICLE XII

LEASES

12.1 Warranties Regarding Leases. To induce Lender to execute and perform this Agreement, Borrower warrants and represents to Lender that all leases, tenancies, licenses or other similar agreements ("Leases") for use of any part of the Project are in full force and effect and Borrower is not aware of any defaults under any of the Leases.

12.2 Agreements Regarding Leases. At all times for so long as any part of the Loan remains unpaid:

(a) Borrower will not execute, terminate, cancel, amend, modify, assign or alter any Lease (for purposes of this Section 12.2, the defined term "Lease" shall include any lease of any part of the Project executed after the date of this Agreement) without obtaining the approval of the Lender as to the terms, conditions, and provisions of any such Lease, which approval shall not be unreasonably withheld or delayed.

(b) Borrower will diligently perform all of its obligations under the Leases and will cause all tenants under the Leases to perform their obligations under the Leases.

(c) Borrower shall assign each executed lease of the Project to the Lender upon Lender's request.

(d) Borrower shall obtain Estoppel Letters and Subordination, Attornment and Non-Disturbance Agreements for each Lease requested by Lender in form and substance reasonably acceptable to Lender.

ARTICLE XIII

MISCELLANEOUS

13.1 Time Is of the Essence. Lender and Borrower agree that time is of the essence with respect to all of their covenants under this Agreement.

13.2 Prior Agreements. This Agreement and the other Loan Documents, and any other documents or instruments executed pursuant thereto or contemplated thereby, shall represent the entire, integrated agreement between the parties hereto with respect to construction and equipping of the Project, and shall supersede all prior negotiations, representations, or agreements pertaining thereto, either oral or written, other than the Commitment, which shall survive the execution of this Agreement by Borrower and Lender, and the occurrence of the Loan Closing, and shall be included in the term "Loan Documents." This Agreement and any provision hereof shall not be modified, amended, waived or discharged in any manner other than by a written amendment executed by all parties to this Agreement. An action on the part of the Lender waiving a specific provision or requirement herein contained, shall not be construed to be a waiver of future application of such provision or requirement or a waiver of any other provision or requirement hereunder.

13.3 Disclaimer by Lender. Lender shall not be liable to any subcontractor, supplier, laborer, architect, engineer or any other party for services performed or materials supplied in connection with construction of the Project. Lender shall not be liable for any debts or claims accruing in favor of any such parties against Borrower or against the Land. The Borrower shall not be considered an agent of Lender for any purposes, and Lender is not a venture partner with Borrower. Lender shall not be deemed to be in privity of contract with any contractor, subcontractor or provider of services on or to the Land, nor shall any payment of funds directly to a Contractor, subcontractor or provider of services on or to the Land, be deemed to create any third party beneficiary status or recognition of same by Lender unless and until Lender expressly assumes such status in writing. Approvals granted by Lender for any matters covered under this Agreement shall be narrowly construed to cover only the parties and facts identified in any written approval or if not in writing such approvals shall be solely for the benefit of Borrower.

13.4 Indemnification. To the fullest extent permitted by law, Borrower hereby agrees to protect, indemnify, defend and save harmless, Lender and its directors, officers, agents and employees from and against any and all liability, expense or damage of any kind or nature and from any suits, claims, or demands, including legal fees and expenses, arising out of this Agreement or in connection herewith, except to the extent such suit, claim or damage is caused by the gross negligence or willful misconduct of Lender. This obligation on the part of Borrower shall survive the closing of the Loan, the repayment thereof and any cancellation of the Loan Agreement.

13.5 Captions. The captions and headings of various articles and sections of this Agreement and exhibits pertaining hereto are for convenience only and not to be considered as defining or limiting in any way the scope or intent of the provisions hereof.

13.6 Inconsistent Terms and Partial Invalidity. In the event of any inconsistency among the terms hereof (including incorporated terms), or between such terms and the terms of any other Loan Document, this Loan Agreement shall be controlling. If any provision of this Agreement, or any paragraph, sentence, clause, phrase, or word, or the application thereof, in any circumstances, is adjudicated by a court of competent jurisdiction to be invalid, the validity of the remainder of this Agreement shall be construed as if such invalid part were never included herein.

13.7 Gender and Number. Any word herein which is expressed in the masculine or neuter gender shall be deemed to include the masculine, feminine and neuter genders. Any word herein which is expressed in the singular or plural number shall be deemed, whenever appropriate in the context, to include the singular and plural.

13.8 Definitions Included in Amendments. Definitions contained in this Agreement which identify documents, including, without limitation, the Loan Documents, shall be deemed to include all amendments and supplements to such documents from the date hereof, and all future amendments and supplements thereto entered into from time to time to satisfy the requirements of this Agreement or otherwise with the consent of the Lender. Reference to this Agreement contained in any of the foregoing documents shall be deemed to include all amendments and supplements to this Agreement.

13.9 WAIVER OF JURY TRIAL. BORROWER AND LENDER EACH WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR RELATING THERETO OR ARISING FROM THE BANKING RELATIONSHIP WHICH IS THE SUBJECT OF THIS AGREEMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

13.10 Notices. Except for any notice required under applicable law to be given in another manner, any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (i) if hand delivered or if sent by telecopy, effective upon receipt or (ii) if delivered by overnight courier service, effective on the day following delivery to such courier service, or (iii) if mailed by United States registered or certified mail, postage prepaid, return receipt requested, effective two (2) days after deposit in the United States mails; addressed in each case as follows:

If to Borrower:

MAPINFO REALTY, LLC

c/o Mapinfo Corporation

One Global View, RPI Tech Park

Troy, New York 12180

Attn: Chief Financial Officer

If to Lender:

Charter One Bank, F.S.B.

1215 Superior Avenue

Cleveland, Ohio 44114

Attn: Commercial Real Estate Lending

or at such other address or to such other addressee as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

13.11 Governing Law. This Agreement has been negotiated, executed and delivered at Albany, New York, and shall be construed and enforced in accordance with the laws of the State of New York, without reference to the choice of law or conflicts of law principles of that State.

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IN WITNESS WHEREOF, the parties have caused these presents to be executed the day and year first above written.

BORROWER:

MAPINFO REALTY, LLC

BY: MAPINFO CORPORATION

By:

Name:

Title:

LENDER:

CHARTER ONE BANK, F.S.B.

By:

Charles J. La Gattuta, Senior Vice President

STATE OF NEW YORK )

COUNTY OF ) ss.:

On the ____ day of _________________, 2001 before me, the undersigned, a Notary Public in and for said State, personally appeared ______________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

____________________________

Notary Public

STATE OF NEW YORK )

COUNTY OF ALBANY ) ss.:

On the ____ day of December, 2001 before me, the undersigned, a Notary Public in and for said State, personally appeared CHARLES J. LA GATTUTA, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

_____________________________

Notary Public

SCHEDULE B

REQUEST FOR ADVANCE

______________________________

______________________________________

__________________, New York _________

__________________, 200__

Charter One Bank, F.S.B.

1215 Superior Avenue

Cleveland, Ohio 44114

Re: Building Loan for Mapinfo Realty, LLC ("Building Loan")

Pursuant to the Building Loan Agreement for the Building Loan, the undersigned borrower hereby authorizes and requests an advance to its DDA account # ______________________ in the amount of $____________ to pay for the cost of improvements as outlined below:

1. Direct Construction (Hard) Costs $_______________________

(See Attached Application and Certification for Payment)

2. Indirect Costs $_______________________

(See Attached Schedule and related documents)

Total Advance Requested this Date: $_______________________

Very truly yours,

By:________________________________________

Name:

Title:

SCHEDULE C

SECTION 22 LIEN LAW AFFIDAVIT

STATE OF NEW YORK)

COUNTY OF ALBANY) ss.:

D. Joseph Gersuk, being duly sworn, deposes and says that he resides in Loudonville, New York and is an officer of Mapinfo Corporation, a member of Mapinfo Realty, LLC ("Borrower") and makes this Affidavit on behalf of Borrower.

Borrower entered into the attached Building Loan Agreement (the "Agreement"), with Charter One Bank, FSB ("Lender") relating to certain improvements to be made on certain premises described in Exhibit A attached to the Agreement (the "Land"). The Agreement is intended to be filed in accordance with Section 22 of the Lien Law of the State of New York (the "Lien Law"). All capitalized terms used herein and not otherwise defined shall have the same meanings assigned thereto in the Agreement.

The aggregate principal amount of the loans which shall constitute a building loan to be disbursed in accordance with the provisions of the Agreement, is $14,070,000.

All consideration and expenses, if any, incurred or to be incurred in connection with the building loan are as follows (with "poc" deemed to mean paid from funds other than those made available under the Agreement):

      Architect's and/or Engineers' Brokers fees: $241,323.00

      Commitment or Placement fees: $70,350.00

      Legal Expenses: $18,000.00

      Cost of title examination and

      UCC searches, title insurance

      premiums and title continuation charges: $48,000.00

      Recording and filing fees: $400.00

      Consultants: $69,350.00

      Insurance: $15,000.00

      Appraisal: $8,500.00

      Inspections: $4,000.00

      Taxes, assessments, and water charges existing prior

to the commencement of the Improvements, or

accruing during the construction of the Improvements: $8,000.00

(k) Interest on building loan mortgages accruing during

the construction of the Improvements: $700,000.00

TOTAL AMOUNT OF ABOVE ITEMS $1,182,923.00

Certain of the foregoing amounts are based upon good faith estimates of costs or expenses not yet incurred and certain items listed above may cost more or less than such estimates. Borrower reserves the right to use unexpended amounts from any of said items to defray increases incurred in any other item or items lists above so long as the total amount of loan advances expended on said items does not exceed the aggregate amount of said items shown above.

After payment of the above items, the net sum available to Borrower for the Improvements will be $12,887.077.00.

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If an Event of Default occurs under the Agreement or the Mortgage, or in the discretion of Lender, advances may not be made under the Agreement. SUCH SUMS WOULD THEREFORE NOT BE AVAILABLE TO BORROWER FOR THE IMPROVEMENT.

MAPINFO REALTY, LLC

BY: MAPINFO CORPORATION

By:

Name:

Title:

Sworn to before me this

___ day of __________, 2001.

Notary Public